EXHIBIT 21

                                          EXHIBIT 21

                                 Subsidiaries of the Company



                                                   Percentage   Jurisdiction of
Subsidiaries                                          Owned      Incorporation
------------                                          -----      -------------

Home Federal Savings and Loan Association            100.00%     United States